Press Release


                             WALLACE W. ALTES JOINS
                BERKSHIRE HILLS BANCORP, INC. AND BERKSHIRE BANK
                               BOARDS OF DIRECTORS


PITTSFIELD, MA, January 30, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ: BHLB), the holding company for Berkshire Bank (the "Bank"), announced today that Wallace W. Altes, a well-known Albany area business, community and education leader, has been appointed to the Boards of Directors of the Company and the Bank. He becomes the first Albany Capital Region resident to serve as a director of the Pittsfield, Massachusetts-based financial institution. The Bank has its regional headquarters in Albany and three branches in the region, and has recently announced that it plans to open additional branches in East Greenbush, Guilderland and Delmar in the second quarter of this year.

Commenting on the appointment, Michael P. Daly, President and Chief Executive Officer of the Company and the Bank said, "I am very pleased to welcome Wally Altes as a director of our holding company and bank. His business experience, along with his perspectives and relationships in the Albany Capital Region and Tech Valley business communities, will be very helpful to us in expanding our franchise in New York and continuing to build Berkshire Bank into a regional bank."

Mr. Altes said, "I am looking forward to serving as a director of Berkshire Hills Bancorp and Berkshire Bank. Berkshire Bank has made a commitment to serve the Albany region as a top-tier, financial services company with its New York headquarters in downtown Albany. The Bank has a local team of experienced and sophisticated lenders and other professionals, with local decision making authority, headed by Thomas Crowley, the Bank's Regional President."

Mr. Altes is currently Executive-in-Residence at the Graduate
College of Union University in Schenectady, New York. He was formerly executive counsel to Sawchuk, Brown Associates, the area's largest public relations firm, providing executive consulting services to a select number of the firm's clients. From 1990 to 2002, Mr. Altes served as President and CEO of the Albany-Colonie Regional Chamber of Commerce, an organization of some 2,600 member businesses, and is recognized for his creation of the Albany Chamber's Tech Valley initiative. He is immediate Past-Chairman of the Board of Trustees of the Albany Institute of History and Art, a Trustee of the Doane Stuart School, serves on advisory groups for Excelsior College and Albany Law School, and is a member of the Board of Trustees of Southern Vermont College. Mr. Altes is a past Co-

Chairman of the Mohawk Valley Heritage Corridor Commission and former member of the Board of Directors of the Community Foundation of the Capital Region. He has also served on the boards of the Center for Economic Growth, the University at Albany Foundation, the Albany County Convention and Visitors Bureau, the Northeastern New York United Way, WMHT Public Radio and Television, and as President of Altes Management Resources, Inc., a human resource consulting firm with clients in the United States and Germany.

Mr. Altes has been honored by numerous Capital Region and Tech Valley organizations. He is married to Dr. Jane Altes, former President of Empire State College.

BACKGROUND

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with branch offices serving communities throughout Western Massachusetts and Northeastern New York. The Bank is committed to continuing to operate as an independent super community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

FORWARD-LOOKING STATEMENTS

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.


                                      # # #


CONTACT:     Berkshire Hills Bancorp, Inc.
             Michael P. Daly, 413-236-3194
             mdaly@berkshirebank.com
             -----------------------